Exhibit 99.3

CONSENT OF DUFF & PHELPS, LLC

We consent to the references to our name, valuation methodologies, assumptions and value conclusions of our report, dated April 19, 2018, prepared by us with respect to the valuation of the portfolio of 24 self storage properties wholly-owned by Strategic Storage Growth Trust, Inc. (the “Company”), which is contained in this Current Report on Form 8-K and incorporated by reference in the Company’s Registration Statement on Form S-3 (333-217716). In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Sincerely,

Duff & Phelps, LLC

By:	/s/ Duff & Phelps, LLC

Date: April 20, 2018